                                                                   EXHIBIT 10.60

1

Subject to the terms and conditions set forth herein, the Government of the District of Columbia, hereinafter referred to as the "District", and Tier Technologies, Inc. who will perform the contract through SDA a Division of Tier Technologies, Inc., hereinafter referred to as the "contractor", hereby enter into a contract in accordance with the following terms:

                                   ARTICLE 1

                                 SCOPE OF WORK
                                 -------------

The Office of the Corporation Counsel, Child Support Enforcement Division (CSED) requires the contractor to provide, operate, install, design and develop enhancements, implement and maintain its automated District of Columbia Child Support Enforcement System (DCCSES). This complex system is required to perform all functions necessary to process child support cases, as well as collections for such cases, and must also be capable of interfacing with the various local referral and locate agencies, as well as federal agencies for interception of information and collection data. In addition, the automated system must have the capacity to facilitate access to the District Wide Area Network (WAN) and Local Area Network (LAN) to support the processing of child support cases at both the CSED and the D.C. Superior Court.

2

Specifically, the contractor shall provide all personnel, logistical support, management, equipment, materials and supplies necessary to perform the following:

1.1  Part 1 - New Equipment and Facility Management Operation
     --------------------------------------------------------

     1.1.1 Obtain and install new equipment at the contractor's site, install a new DCCSES network with new updated equipment, equipment testing; and provide logistical support, equipment capacity analysis, training, documentation, and monthly operational services, in accordance with the District's requirements. The equipment and network should be compatible with the DC WAN in its current and proposed structure.

            The District will approve all plans and provide written authorization in accordance with paragraph C.5 of the Request for Proposals. A corresponding adjustment in the deliverable schedule will be made for delays in the authorization in appropriate circumstances.

     1.2.1 Provide Facility Management services which will not begin until the District approves in writing all tests (Section 1.1.1 above) and provides written authorization to the contractor to begin providing operational services.

     1.1.3 Provide security plans and security safeguards for all programs and data, and work with the present Facility Manager during the transfer of responsibilities in installing new equipment.

     1.1.4 Provide equipment maintenance services for all the contractor's equipment at the Facility Management site as well as District owned equipment in the CSED, Superior Court, Public Assistance office, and the Foster Care office.

     1.1.5 Warrant the existing DCCSES and be responsible for identifying and successfully correcting all defects, deficiencies, errors, omissions, and other problems that occur in that software.

     1.1.6 Within three (3) years from the date of the award of the definitized contract, the District and the contractor shall examine the leased equipment and related peripherals
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3

            at the contractor's facility management facility and determine if upgrades are necessary to meet minimum performance standards set forth in the Request for Proposals (RFP) Section C.8.1.14 and Amendment 1, item 7. If upgrades are necessary, the contractor shall provide a plan and if the District requires the upgrades it shall change order the contract.

1.2  Part 2  -  Database Cleanup Services
     ------------------------------------

     1.2.1 Examine case folders at the CSED and Superior Court, comparing the data contained therein with the new DCCSES database, and with other sources such as the previously discussed CSED and Superior Court automated systems, determining the correctness of the data, and inputting the corrections to the DCCSES database.

     1.2.2 Calculate and/or recalculate all financial balances associated with each obligation in each case in the child support case load up to the maximum of 100,000 cases in the Database cleanup and validate the accuracy of each balance using all relevant manual and automated forms, documents, records, and other materials and applying all relevant regulatory criteria.

     1.2.3 Provide back-up materials in a form and content acceptable to the District showing the manner in which each balance was validated. If a balance is not accurate, the contractor shall provide a written statement of the correct balance and written documentation of the contractor's calculation supporting the corrected balance. The contractor shall obtain the District's written approval of all calculations and shall update the database with corrected balances only after receipt of such written approval. The contractor shall not warrant the accuracy of its calculations or any information upon which its calculation is based but shall meet all performance criteria incorporated into the Database Cleanup Quality Control Plan as approved by the District.

     1.2.4 Database cleanup shall be no longer than 15 months after the District's approval of all database cleanup plans.
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4

1.3  Part 3 - DCCSES and Software Changes and Changes required by the Personal
     -------------------------------------------------------------------------
     Responsibility and Work Opportunity Reconciliation Act of 1996 (PRWORA)
     -----------------------------------------------------------------------

     1.3.1 Design, develop, test and implement all DCCSES and PRWORA software changes, the Balanced Budget Act and H.R. 3130 that may be identified in the Request for Proposals (RFP) by the District during the term of the contract.

     1.3.2 The changes identified in the RFP and made under DCCSES, PRWORA, the Balanced Budget Act and H.R. 3130 shall be warranted as being defect free for a period of twelve (12) months after acceptance by the District of the changes. Any defect in any change shall be corrected by the contractor at no cost to the District within the warranty period.

     1.3.3 Upon receipt of a timely written notice of any deficiencies in a change or deliverable, the contractor shall respond with a corrective action plan or written plan identifying how and when the deficiency will be corrected.

     1.3.4 The task under Part 3 must be prioritized such that the software changes (DCCSES, PRWORA, Balanced Budget Act and H.R. 3130) shall be completed no later than April 30, 2001 based upon a definitized contract award date of July 30, 1999.

1.4  PERFORMANCE REQUIREMENTS

     The contractor shall perform the scope of work in accordance with the Contractor's Performance Requirements, Attachment D, which contains the performance requirement, performance standard, acceptable quality level and surveillance method and frequency.


1.5  CONTRACTOR PERFORMANCE RESPONSIBILITIES AND LIMITATIONS

     1.5.1 The contractor shall be responsible for all costs related to the project. The District will provide only office space, desks, chairs, a copier and copying paper, a phone for local phone calls, and the use of a fax machine.
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5

     1.5.2 The contractor shall provide all of the leased equipment at the facility management site located in the District, required to process the DCCSES, meet all contractual performance standards, and handle communications and terminals. The contractor shall provide operating software, and supplies necessary for facilities management to support the DCCSES during the contract term. The contractor's software utility programs must be included as part of the facilities management for the purpose of providing magnetic tape dumps.

     1.5.3 The contractor shall provide training to the District's staff designated by the contract administrator. The contractor shall provide all training related to the scope of work in this contract. This training shall be in accordance with a District approved training Plan submitted by the contractor according to the approved Work Plan. Such training shall include that which is necessary for coordination with the Facility Manager for operating various DCCSES programs, and training on how the software changes are used in DCCSES.

     1.5.4 The contractor shall establish a full time office in the CSED on the date of contract award. All related costs for this office shall be the sole responsibility of the contractor. At a minimum, the contractor shall provide CSED and DC Superior Court the following personnel:

            a. A Project Manager or Assistant Project Manager solely dedicated to the project and is knowledgeable in all aspects of child support laws, rules, and regulations, who has at least three(3) years experience in managing comparable services, and who will be on-site at the CSED office for the duration. References shall be submitted by the contractor.

            b. The contractor shall provide on site one (1) full time technical person for each working day who is knowledgeable in the Connecticut Child Support System and the DCCSES each day through completion of Part 3,
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6

                Software Changes (see Section 1.3 above). This technical person must be capable of responding to system questions from District users for the existing and future DCCSES.

            c. In addition to the overall Contractor Project Manager, a minimum of one (1) full time person on site in the CSED and Superior Court, during Part 2, Database Cleanup, (see Section 1.2 above). The person assigned to this position must be knowledgeable in database cleanup operations as well as child support operations.


1.6  RESPONSIBILITIES OF THE CHILD SUPPORT ENFORCEMENT DIVISION

     The CSED shall be responsible for the following tasks:

     1.6.1  Project management;

     1.6.2  Provide oversight and assistance to the contractor;

     1.6.3 Provide timely approval and payment of deliverables that meet the District's requirements in accordance with paragraph C.5 of the RFP;

     1.6.4  Evaluate contract performance and general contract monitoring;
            and

     1.6.5 Prepare written reports of system problems and deficiencies of the contractor.


                                   ARTICLE 2

                               TRANSITION PERIOD
                               -----------------

     The contractor shall have a 15 week overlap with Unisys Corporation in testing and installing new equipment and the conversion of the DCCSES database from the existing equipment to the new equipment.
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7

                                   ARTICLE 3

                     TYPE OF CONTRACT AND CONTRACT AMOUNT
                     ------------------------------------

3.1 This is a definite-quantity term contract with payment based on fixed prices as set forth in the contractor's best and final offer dated May 12, 1999, schedules B.1, B.1.1.1, B.1.1.2, B.1.1.3, B.1.1.4, B.1.2.1, B.1.2.2,
     B.1.3.1, B.1.4.1, B.1.5.1 and Schedule C, with a price redetermination element based on the amount of travel as set forth in Article 7 below.

3.2 The District shall pay the contractor a total of thirty-one million, seven hundred and eighty-three thousand, and three hundred and sixty-five dollars ($31,783,365.00), subject to price redetermination under Article 7 below.

3.3 In addition to the fixed prices, the District shall pay the contractor for accelerating to October 30, 1999 Year 2000 compliance on the application software for the DCCSES, an additional $72,000. If the contractor fails to complete by October 30, 1999, the Year 2000 compliance, the District shall not pay the contractor the additional amount of $72,000.


                                   ARTICLE 4

                  COMMENCEMENT OF OPERATIONS AND DELIVERABLES
                  -------------------------------------------

     The contractor shall commence performance of services (other than as provided in the scope of work in the letter contract, Attachment A) immediately upon notification of the definitized contract award. With respect to each task identified in Article 1, the contractor shall provide the deliverables outlined in Attachment C.


                                   ARTICLE 5

                                 CONTRACT TERM
                                 -------------

     This is a multi-year contract with a term beginning May 21, 1999 and extending five (5) years from the date that the contracting

8

     officer awards the definitized contract. Except for the statement of work (Attachment A of the letter contract, dated May 21, 1999), due dates for contract performance including deliverables shall be from the date of award of the definitized contract.

     If funds are not appropriated or otherwise made available for the continued performance in the subsequent year of the multiyear contract, the contract for the subsequent year shall be terminated, either automatically or in accordance with the termination clause of the contract, if any. Unless otherwise provided for in the contract, the effect of termination is to discharge both the District government and the contractor from future performance of the contract, but not from their existing obligations. The contractor shall be reimbursed for the reasonable value of any nonrecurring costs incurred but not amortized in the price of the supplies or services delivered under the contract.


                                   ARTICLE 6

                        METHOD OF PAYMENT AND INVOICING
                        -------------------------------

     Prohibition against advanced payments: The District cannot make advanced payment to the contractor. Accordingly, payment to the contractor must be made by the District after deliverables are received and accepted by the District. For continuing services, the District will make payment to the contractor on a pro-rata basis for the period of service for the base term left after the contractor starts the service. For example, since the Help Desk will start twelve (12) weeks after award of the definitized contract, the fixed price of $390,687 will be spread over the nine (9) remaining months of the first year.

6.1  Part 1, New Computers and Printers: The District shall pay the contractor
     ----------------------------------
     for new computers and printers 50% of the cost of the new computers and printers upon transfer of title and delivery to the District and the remaining 50% amount upon installation by the contractor and acceptance by the District.

6.2  Part 1, Facility Management Services: The District will calculate payments
     ------------------------------------
     based on the fixed prices set forth in the applicable schedules for facility management services. The fixed prices for facility management services include the cost of leased equipment for the facility management.
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9

6.3  Part 2, Database Cleanup: Upon receipt of a properly executed invoice, the
     ------------------------
     District will pay the contractor on a fixed-price per month basis not to exceed the amount of $229,016 per month. This payment amount is based on 100,000 cases at $34.35 per case for a time period of 15 months. The contractor shall provide appropriate documentation of hours worked as well as computer generated list of cases completed. The District shall withhold 10% of the invoiced amount until the project is completed or until a satisfactory audit has been performed, whichever is later, as set forth in RFP C.8.2.4.7.

6.4  Part 3, Software Changes (Software Modifications): The District shall pay
     -------------------------------------------------
     the contractor the fixed prices set forth in Schedules B.1.1.3, B.1.1.4 and B.1.1.2, 20% of the total price upon completion and acceptance of each task as set forth below:

     a.   complete business specifications
     b.   technical specifications
     c.   conclude testing
     d.   acceptance by the District
     e.   installation and implementation

     The District shall withhold 10% of each invoiced amount until it has been notified in writing by the U.S. Department of Health and Human Services that the system has been certified as meeting the system requirements of the Personal Responsibility and Work Opportunity Reconciliation Act of 1996, Balanced Budget Act and H.R. 3130.

6.5 Invoices shall be prepared in quadruplicate and submitted on the 10th of each month to the System Project Manager, Child Support Enforcement Division, 441 4th Street, NW, 5th Floor, Washington, D.C. 20001, telephone number (202) 724-1410.

6.6  Invoices shall, at a minimum, contain the following information:

     6.6.1  contractor's name and address;
     6.6.2  invoice, contract and purchase order numbers;
     6.6.3  period of services;
     6.6.4  location of delivery;
     6.6.5  total dollar amount due;
     6.6.6  description of services provided;
     6.6.7  contractor's authorized signature; and
     6.6.8  contractor's Federal I.D. number.

6.7 Payments under this contract are subject to the quick payment provisions of the D.C. Code Section 1-1171 et.seq.
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                                   ARTICLE 7

              PRICE REDETERMINATION BASED ON THE AMOUNT OF TRAVEL
              ---------------------------------------------------

7.1 At the end of five (5) years from the date of the award of the definitized contract, if the contractor has made fewer than 276 trips to the greater Baltimore-Washington area in the performance of this contract, the District will redetermine the last payment due the contractor by deducting from the last payment $1,282 for each trip under 276 trips which the contractor failed to make.

7.2 Prior to the final payment, the contractor shall certify to the District the number of trips made to the greater Baltimore-Washington area in the performance of this contract.

7.3 For the purpose of this provision, the contractor has made a "trip" when one employee of the contractor travels to the greater Baltimore-Washington area in the performance of this contract, and stays at the greater Baltimore-Washington area at a minimum of one (1) night. Consistent with this definition, the contractor would be determined to have taken two (2) trips if two (2) employees of the contractor travel to the greater Baltimore-Washington area in the performance of this contract, and stay at the greater Baltimore-Washington area at a minimum of one (1) night.

                                   ARTICLE 8

                            CONTRACT ADMINISTRATION
                            -----------------------

8.1  Contracting Officer: The contracting officer is the only person authorized
     -------------------
     to contractually bind the District. The contracting officer shall be the Chief Procurement Officer, Office of Contracting and Procurement, 441 4th Street, N.W., Suite 800 South, Washington, D.C. 20001, telephone number
     (202) 727-0252.

8.2  Contract Administrator: The contract administrator shall be responsible for
     ----------------------
     overall administration of the contract. The contract administrator shall be the Director, Child Support Enforcement Division, Office of the Corporation Counsel, 441 4th Street, N.W., Suite 500 South, Washington, D.C. 20001, telephone number (202) 724-1548.
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8.3  Technical Representative: The technical representative is responsible for
     ------------------------
     the daily coordination of operating procedures between the District and the contractor, and for monitoring contract compliance. The technical representative shall be the System Project Manager, Child Support Enforcement Division, 441 4th Street, NW, 5th Floor, Washington, D.C., 20001, telephone number 202) 724-1410.


                                   ARTICLE 9

                             CANCELLATION CEILING
                             --------------------

     In accordance with Article 5, Contract Term, in the event of cancellation of the contract because of non-appropriation of funds for fiscal years 2000, 2001, 2002, 2003, and 2004, there shall be a cancellation ceiling of $11,496,229 for year 2000, $6,062,228 for year 2001, $4,178,572 for 2002,
     $4,532,094 for year 2003, and $5,514,242 for year 2004.


                                  ARTICLE 10

                                 KEY PERSONNEL
                                 -------------

     The following are considered to be key personnel:

     Irma Neal, Project Executive
     S. Diane Stokes, Project Manager
     John Raffauf, Deputy Project Manager

     The key personnel are considered to be essential to the work being performed hereunder. Prior to making any material changes in key personnel, the contractor shall notify the contract administrator one (1) week in advance and shall submit justification (including proposed substitutions in case of reassignments, promotions) in sufficient detail to permit evaluation of the impact on the program. No material changes in key personnel shall be made by the contractor without the written consent of the contract administrator.

12

                                  ARTICLE 11

                              YEAR 2000 WARRANTY
                              ------------------

11.1 The contractor shall warrant that the DCCSES and all information technology (IT)(as defined in FAR 2.101), whether commercial or noncommercial, delivered under this contract or modified by the contractor, that will be required to perform date/time processing involving dates subsequent to 31 December 1999, shall be Year 2000 compliant if properly installed, operated, and maintained in accordance with the contract specifications and applicable documentation. If the contract requires that specific deliverables operate together as a system, this warranty shall apply to these deliverables as a system.

11.2 Year 2000 Compliant (as defined in FAR 39.002) means that the IT accurately possesses date/time data (including, but not limited to calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, to the extent that other IT, used in combination with the IT being delivered, properly exchanges date/time data with it. The proper exchange of date/time data shall be in accordance with the interface requirements specification(s) of the contract.

11.3 For line item deliverables which are commercial items (as defined in FAR 2.101), and which include commercial IT, the terms and conditions of the standard commercial warranty covering such commercial IT shall apply in addition to, and to the extent such terms and conditions are consistent with, this warranty. Any applicable commercial warranty shall be incorporated into this contract by attachment.

11.4 Notwithstanding any provision to the contrary in other warranty requirement(s) of this contract, or in the absence of any such warranty requirement(s), the remedies available to the District under this warranty shall include those provided in the Inspection clause of this contract (Standard Contract Provisions,

13

       Attachment B, section 7(l). Nothing in this warranty shall be construed to limit any rights or remedies the District may otherwise have under this contract.

11.5 Unless specified elsewhere in this contract, the contractor shall also deliver to the District a report summarizing any Year 2000 compliance testing that was performed, and the results thereof.

11.6   This warranty shall expire on January 21, 2001, or one hundred eighty
       (180) days after acceptance of the last deliverable IT item under this contract (including any options(s) exercised hereunder), which is later.


                                  ARTICLE 12

                         LOCATION OF THE CONTRACTOR'S
                         ----------------------------
                  FACILITY MANAGEMENT AND MAINTENANCE OFFICE
                  ------------------------------------------

       The contractor's facility management and maintenance office (office) shall be located in the District of Columbia with a 24 hour security surveillance. The office shall be in operation by Decemeber 1, 1999.


                                  ARTICLE 13

                  LIQUIDATED DAMAGES FOR FAILURE TO MOVE THE
                  ------------------------------------------
          FACILITY MANAGEMENT AND MAINTENANCE OFFICE IN THE DISTRICT
          ----------------------------------------------------------

       Failure of the contractor to move its facility into the District by December 1, 1999 shall result in the assessment of liquidated damages in the amount of $500.00 for each day that the facility remains outside of the District.


                                  ARTICLE 14

                                RIGHTS IN DATA
                                --------------

14.1 "Data," as used herein, means recorded information, regardless of the form or media on which it may be recorded. The term includes technical data and computer software. The term does not include information incidental to contract administration, such as

14

       financial, administrative, cost or pricing, or management information.

       The term "technical data", as used herein, means recorded information, regardless of form or characteristic, of a scientific or technical nature. It may include, for example, document research, experimental, developmental or engineering work, or be usable or used to define a design or process or to procure, produce, support, maintain, or operate material. The data may be graphic or pictorial delineations in media such as drawings or photographs, text in specifications or related performance or design type documents, or computer printouts. Examples of technical data include research and engineering data, engineering drawings and associated lists, specifications, standards, process sheets, manuals, technical reports, catalog item identifications and related information, and computer software documentation. Technical data does not include computer software or financial, administrative, cost and pricing, and management data or other information incidental to contract administration.

       The term "computer software", as used herein, means computer programs and computer data bases. "Computer programs", as used herein means a series of instructions or statements in a form acceptable to a computer, designed to cause the computer to execute an operation or operations. "Computer programs" include operating systems, assemblers, compilers, interpreters, data management systems, utility programs, sort/merge programs, and automated data processing equipment, maintenance diagnostic programs, as well as applications programs such as payroll, inventory control and engineering analysis programs. Computer programs may be either machine-dependent or machine-independent, and may be general-purpose in nature or designed to satisfy the requirements of a particular user.

       The term "computer data bases", as used herein, means a collection of data in a form capable of being processed and operated on by a computer.

14.2 All data first produced in the performance of this contract shall be the sole property of the District. Contractor hereby acknowledges that all data including, without limitation, computer program codes produced by contractor for the District under this

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       contract are works made for hire and are the sole property of the
       District; but, to the extent any such data may not, by operation of law, be works made for hire, contractor hereby transfers and assigns to the District the ownership of copyright in such works, whether published or unpublished. The contractor agrees to give the District all assistance reasonably necessary to perfect such rights including, but not limited to, the works and supporting documentation and the execution of any instrument required to register copyrights. The contractor agrees not to assert any rights at common law or in equity in such data. The contractor shall not publish or reproduce such data in whole or in part or in any manner or form, or authorize others to do so, without written consent of the District until such time as the District may have released such data to the public.

14.3 The District shall have restricted rights in computer software and all accompanying documentation, manuals and instructional materials listed or described in a license or agreement made a part of the contract, which the parties have agreed will be furnished with restricted rights, provided however, notwithstanding any contrary provision in any such license or agreement, such restricted rights shall include, at a minimum, the right to:

       14.3.1 Use the computer software and all accompanying documentation and manuals or instructional materials with the computer for which or with which it was required, including use at any Government installation to which the computer may be transferred by the District;

       14.3.2 Use the computer software and all accompanying documentation and manuals or instructional materials with a backup computer if the computer for which or with which it was acquired is inoperative;

       14.3.3 Copy computer programs for safekeeping (archives) or backup purposes; and

       14.3.4 Modify the computer software and all accompanying documentation and manuals or instructional materials, or combine it with other software, subject to the provision that the modified portions shall remain subject to these restrictions.

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14.4   The restricted rights set forth in paragraph 14.3 are of no effect unless
       (i) the computer software is marked by the contractor with the following legend:

                           RESTRICTED RIGHTS LEGEND

               Use, duplication, or disclosure is subject to restrictions stated in Contract No. 8105-AA-NS-4-JJ with Service Design Associates a Division of Tier Technology and (ii) the related computer software documentation includes a prominent statement of the restrictions applicable to the computer software. The contractor may not place any legend on computer software indicating restrictions on the District's rights in such software unless the restrictions are set forth in a license or agreement made a part of the contract prior to the delivery date of the software. Failure of the contractor to apply a restricted rights legend to such computer software shall relieve the District of liability with respect to such unmarked software.

14.5 In addition to the rights granted in paragraph 14.3 above, the contractor hereby grants to the District a nonexclusive, paid-up license throughout the world, of the same scope as restricted rights set forth in paragraph
       14.3 above, under any copyright owned by the contractor, in any work of authorship prepared for or acquired by the District under the contract. Unless written approval of the contracting officer is obtained, the contractor shall not include in technical data or computer software prepared for or acquired by the District under the contract any works of authorship in which copyright is not owned by the contractor without acquiring for the District any rights necessary to perfect a copyright license of the scope specified in the first sentence of this paragraph.

14.6 Whenever any data, including computer software, are to be obtained from a subcontractor under this contract, the contractor shall use this same clause in the subcontract, without alteration, and no other clause shall be used to enlarge or

17

       diminish the District's or the contractor's rights in that subcontractor data or computer software which is required for the District.

14.7 For all computer software furnished to the District with the rights specified in paragraph 14.2, the contractor shall furnish to the District a copy of the source code with such rights of the scope specified in paragraph 14.2. For all computer software furnished to the District with the restricted rights specified in paragraph 14.3 the District, if the contractor, either directly or through a successor or affiliate shall cease to provide the maintenance or warranty services provided the District under this contract or any paid-up maintenance agreement, or if contractor should be declared bankrupt or insolvent by a court of competent jurisdiction, shall have the right to obtain, for its own and sole use only, a single copy of the then current version of the source code supplied under this contract, and a single copy of the documentation associated therewith, upon payment to the person in control of the source code the reasonable cost of making each copy.

14.8 The contractor shall indemnify and save and hold harmless the District, its officers, agents and employees acting within the scope of their official duties against any liability, including costs and expenses, (i) for violation of proprietary rights, copyrights, or rights of privacy, arising out of the publication, translation, reproduction, delivery, performance, use or disposition of any data furnished under this contract, or (ii) based upon any data furnished under this contract, or based upon libelous or other unlawful matter contained in such data.

14.9 Nothing contained in this clause shall imply a license to the District under any patent, or be construed as affecting the scope of any license or other right otherwise granted to the District under any patent.

14.10 Paragraphs 14.3, 14.4, 14.5, 14.7, and 14.8 above are not applicable to material furnished to the contractor by the District and incorporated in the work furnished under contract, provided that such incorporated material is identified by the contractor at the time of delivery of such work.

18

                                  ARTICLE 15

                        DRUG-FREE WORKPLACE (July 1990)
                        -------------------------------

15.1   Definitions. As used in this clause:

       "Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled Substances Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11 -1308.15.

       "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug substance.

       "Criminal drug statute" means a Federal or non-Federal criminal statute involving the manufacturer, distribution, dispensing, possession or use of any controlled substance.

       "Drug-free workplace" means the site(s) for the performance of work done by the Contractor in connection with a specific contract at which employees of the Contractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.

       "Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract.

       "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

       "Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

15.2 The contractor, if other than an individual, shall within 30 calendar days after contract award (unless a longer period is agreed to in writing), for contracts of 30 calendar days or more performance duration: or as soon as possible for contracts of less than 30 calendar days performance duration:

19

       15.2.1 Publish a statement notifying such employees that the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

       15.2.2 Establish an ongoing drug-free awareness program to inform such employees about:

               A.   The dangers of drug abuse in the workplace;

               B. The Contractor's policy of maintaining a drug-free workplace;

               C. Any available drug counseling, rehabilitation, and employee assistance program; and

               D. The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace.

       15.2.3 Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph 15.2.1 of this provision;

       15.2.4 Notify such employees in writing in the statement required by subparagraph 15.2.1 of this provision that, as a condition of continued employment on the contract resulting from this solicitation, the employee will:

               A.   Abide by the terms of the statement; and

               B. Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 calendar days after such conviction;

       15.2.5 Notify the Contracting Officer in writing within 10 calendar days after receiving notice under subdivision 15.2.4.B of this provision, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee; and

       15.2.6 Within 30 calendar days after receiving notice under subdivision 15.2.4.B of this clause of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

               A. Take appropriate personnel action against such employee, up to and including termination; or

               B. Require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

       15.2.7 Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs 15.2.1 through 15.2.6 of this clause.

15.3 The contractor, if an individual, agrees by award of the contract or acceptance of a purchase order, not to engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance in the performance of this contract.

15.4 In addition to other remedies available to the Government, the contractor's failure to comply with the requirements of paragraph 15.2 or
       15.3 of this clause may, pursuant to FAR 23.506, render the contractor subject to suspension of contract payments, termination of the contract for default, and suspension or debarment.


                                  ARTICLE 16

                               SOFTWARE SUPPORT
                               ----------------

       The contractor shall provide for up to 120 hours per month of DCCSES application programming and analysis support and service per month to be used by the District as required.


                                  ARTICLE 17

                             SOFTWARE MAINTENANCE
                             --------------------

       The contractor shall perform software maintenance on the District of Columbia Child Support Enforcement System (DCCSES) as it exists on the date of definitized contract award, for a period of three (3) years from the award date of the definitized contract. The contractor shall be responsible for identifying and successfully correcting all defects, deficiencies, errors, omissions, and all other problems in the software during this period. The contractor is responsible for allocating sufficient resources to this task to ensure its successful completion and avoid delays in other deliverables. The contractor is at a minimum to perform 100 hours per month for software maintenance. The contractor shall be responsible for providing this maintenance without additional costs to the District.


                                  ARTICLE 18

                     ON-LINE POLICY AND PROCEDURES MANUAL
                     ------------------------------------

       The requirement for the contractor to produce an on-line policy and procedures manual has been eliminated from this contract.



                                  ARTICLE 19

                          HELP DESK PROGRAM POSITION
                          --------------------------

       The contractor shall provide one (1) technical person and one (1) program person to resolve problems, errors and corrections and to operate the help desk throughout the term of the contract.


                                  ARTICLE 20

                              EQUIPMENT PURCHASE
                              ------------------

       The District agrees that it is acquiring new equipment under this contract with the intent to use it within the District government in support of government operations and not for reselling, remarketing, leasing or transferring the machines (or components thereof) to a third party, unless the District is arranging lease-back financing for the machines or other circumstances agreeable to the contractor apply, provided that nothing in this provision will prevent the District from disposing of the equipment purchased under this clause through the surplus property program of the District.


                                  ARTICLE 21

                                  DEFINITIONS
                                  -----------


       When used in this contract, the following terms and phrases shall have the meanings ascribed:

21.1 AUTOMATED DOCUMENT TRACKING SYSTEM: An automated software process whereby documents and cases can be managed, tracked, and monitored throughout each step in the Database Cleanup process so that their location and status at any time can be determined.

21.2 BACKUP AND RECOVERY: The process of restoring the DCCSES to an operational status within a twenty-four (24) hour period after an event occurrs to make it inaccessible to users.

21.3 BACKUP AND RECOVERY TEST: A series of tests to ensure that the DCCSES can be made operational quickly after failure of one or more of its components. This test includes backup, recovery, restart, and transaction logging routines.

21.4 BACKUP SITE: A location separate from the Facility Management site with similar equipment on which the DCCSES can be loaded and run in the event of a prolonged equipment and/or communications failure at the Facility Management site.

21.5 CAPACITY ANALYSIS: A test conducted with the new Facility Management equipment, the DCCSES LAN and WAN, and the user terminals (PCs) and printers to ensure that they will be capable of processing the DCCSES and meet all required response times.

21.6 DATA ENTRY: The process of entering correct data into the DCCSES database using Personal Computers.

21.7   DCCSES: The District of Columbia Child Support Enforcement System.

21.8 EMERGENCY DISASTER CONTINGENCY PLAN: A Plan, upon the approval of the contract administrator, that can be used to recover from any unforeseen event or circumstance that might jeopardize the contractor's performance or level of quality during the Database Cleanup process.

21.9 EQUIPMENT DELIVERY AND INSTALLATION: The process of delivering all equipment pursuant to the Contractor's offer to the Facility Management site on or before the District's approved schedule. This includes delivery and installation of the latest version of the Unix operating software and Universe database management software that is year 2000 compliant. This process includes testing the equipment and the preparation and submission to the District's Project Manager of a report by serial number and testing results of all equipment that was installed.

21.10 EQUIPMENT INSTALLATION PLAN: A Plan which shows all the tasks required to successfully install the new equipment, and the successful transfer of the DCCSES from the existing equipment to the Contractor's new equipment.

21.11 EQUIPMENT MAINTENANCE: Contractor provided maintenance of all operating software, all equipment, including District of Columbia owned Personal Computers, printers and print servers, all DCCSES telecommunications equipment and software, and the interagency LAN to ensure continuous DCCSES efficient and timely processing.

21.12 EQUIPMENT PILOT OPERATIONS: A process whereby the equipment, communications, operating software, and the application software, are run together to ensure that all are operating correctly and efficiently. This Pilot Operation includes tests of daily, weekly, and monthly backup and recovery processes.

21.13 FACILITY MANAGER: The Contractor's computer organization that contains all the equipment and staff required to operate the DCCSES. The Facility manager is also responsible for courier service to the District Child Support Agencies, mass mailings, equipment Help Desk, and printing of large volume reports as required.

21.14 FEDERAL CERTIFICATION: A process whereby federal officials review the PRWORA and other required DCCSES changes to ensure they meet federal standards and requirements as specified in federal regulations.

21.15 HELP DESK: A contractor staffed office to which DCCSES users can telephone to receive a solution to any DCCSES problem. This office must be staffed from 8:00 AM through 5:00 PM

       Monday through Friday.

21.16 NEW EQUIPMENT: This is the latest, state-of-the-art computer equipment that will be used to operate DCCSES and meet all on- line and batch processing requirements and response times.

21.17 PROJECT COMPLETION PLAN: A Plan that will be used to ensure that the Database Cleanup process will be successfully completed on time and that all required activities, equipment, files, documents, and other pertinent items are turned over to the District.

21.18 PROJECT INITIATION: The process of beginning the project. This includes meeting with District personnel to review the requirements for the project, review Work Plans, answer questions, assign specific roles and tasks to the contractor and District personnel, develop reporting requirements, and ensure that all personnel, the contractor and District, are familiar with the requirements of the project.

21.19 PRWORA: The Personal Responsibility and Work Opportunity Reconciliation Act of 1996. Also referred to as the Welfare Reform Act.

21.20 QUALITY CONTROL: A process of monitoring all project activities, including employee performance, changes to DCCSES, and document and case folder flow, to ensure that they conform to District approved standards.

21.21 RESEARCH: The process of examining data contained in case folders and/or automated systems for the purpose of obtaining and recording correct data for DCCSES.

21.22 SCHEDULED DOWNTIME: A preplanned block of time during which the equipment is not available to the District for online processing.

21.23 SECURITY PLAN: A Plan identifying how the confidentiality of DCCSES data, software, access to identified sensitive areas, and protection of theft of District equipment and supplies will be maintained.

21.24 SYSTEM LIVE OPERATIONS: The DCCSES successfully running in a full production mode on the new equipment.

21.25 TESTING: A series of activities that will exercise all parts of the DCCSES in an integrated fashion, including all equipment, all software (operating and application), all communications, and the District's LAN and WAN, to ensure that DCCSES processing can be accomplished in a timely and efficient manner and according to all required performance standards.

21.26 TRAINING: The process of instructing users in any new procedures or new equipment and communications requirements for DCCSES.

21.27 TRANSFER AND CONVERSION: The process of successfully transferring the existing DCCSES application software, to include the UniVerse Database Management software that is year 2000 compliant, to the new equipment at the Facility Management site, and testing the complete system to ensure DCCSES runs correctly and meets all performance standards on the new equipment.


                                  ARTICLE 22

                 DOCUMENTS INCORPORATED AND ORDER OF PRIORITY
                 --------------------------------------------

       A conflict in language shall be resolved by giving precedence to the document in the highest order or priority that contains language addressing the issue in question. The following documents are incorporated into the contract by reference in descending order of priority:

22.1   Articles 1 through 24 of this contract;

22.2   Letter Contract, dated May 21,1999 (Attachment A);

22.3 Standard Contract Provisions for use with District of Columbia Government Supply and Services Contract dated December 1984, as amended (Attachment
       B);

22.4   Contractor's Deliverables (Attachment C);

22.5   Contractor's Performance Requirements (Attachment D);

22.6 Letter dated June 7, 1999, including the technical and price proposal for the new network (Attachment E);

22.7 Letter dated May 19, 1999, including the price proposal and work plan for accelerating the Year 2000 compliance on the application software to October 30, 1999 (Attachment F);

22.8   Contractor's Best and Final Cost document, dated May 12, 1999 (Attachment
       G);

22.9 Letter dated May 5, 1999, regarding the contractor's agreement to move its facility management and maintenance office into the District (Attachment H);

22.10 Contractor's Best and Final technical proposal, dated February 16, 1999 (Attachment I);

22.11 Comments on the SDA Price Proposal Draft-January 6, 1999, Submitted by SDA, January 18, 1999 (Attachment J);

22.12 SDA Comments on Draft Statement of Work for New Equipment and Facility Management Services, Database Cleanup and Software Changes in Support of the Government of the District of Columbia (Attachment K);

22.13 Contractor's letter dated January 7, 1999 setting forth questions and answers regarding issues from the contract negotiations between the contractor and the District (Attachment L);

22.14  Contractor's technical proposal dated August 17, 1998 (Attachment M); and

22.15 Request for Proposals No. 8105-AA-NS-4-JJ, including Amendment No. 1, dated July 29, 1998, Addendum No. A, dated July 29, 1998, Amendment No. 2, dated August 12, 1998, and Addendum B, dated August 12, 1998 (Attachment N).


                                  ARTICLE 23

                              CONTRACT APPROVALS
                              ------------------

       This contract for over a million dollars for a multi-year term is subject to the approval of the D.C. City Council and the Federal Office of Child Support Enforcement.

                                  ARTICLE 24

                                TOTAL AGREEMENT
                                ---------------

       This contract, including specifically incorporated documents, constitutes the total and entire agreement between the parties. All previous discussions, writings, and agreements are merged herein.